UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 1, 2019
LIMELIGHT NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
222 South Mill Avenue, 8th Floor
Tempe, AZ 85281
(Address, including zip code, of principal executive offices)
(602) 850-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2019, the Compensation Committee (“Committee”) of the Board of Directors of Limelight Networks, Inc. (“Limelight”) reviewed the attainment levels for the annual cash bonus payout with respect to services performed in fiscal year 2018 for participants under Limelight’s Master Executive and Management Bonus Plan, a copy of which was furnished with a Current Report on Form 8-K on May 19, 2009 (the “Plan”). The Committee acknowledged that, despite Limelight’s performance against the Plan, there was significant progress made in 2018 by Limelight toward its long-term operational and financial goals. The Committee also acknowledged current market conditions and recent performance of Limelight’s stock, and determined that it was in the best interests of Limelight and the Shareholders to set payout under the Plan to participants at 50% of each participant’s target bonus, and a grant of restricted stock units valued at 50% of the participant’s target bonus. Participants included Limelight’s principal executive officer, principal financial officer, and the other named executive officers, with the exception of Mr. Vonderhaar, whose bonus amount was based on the terms of his Transition Agreement and Release, as described in a Current Report on Form 8-K on November 26, 2018. The table below sets forth the bonuses and restricted stock units awarded to Limelight’s principal executive officer, principal financial officer, and other named executive officers:

Executive Officer	Cash Bonus	RSU Grant value

Robert A. Lento President, Chief Executive Officer and Director	$219,000	$219,000
Sajid Malhotra Senior Vice President, Chief Financial Officer	$117,500	$117,500
George Vonderhaar Former Senior Vice President, Chief Sales Officer	$206,000
Michael DiSanto Senior Vice President, Chief Administrative and Legal Officer & Secretary	$83,500	$83,500
Kurt Silverman Senior Vice President, Development and Delivery	$82,500	$82,500

Item 8.01	Other Events.

Also on February 1, 2019, Limelight announced that the Committee approved a stock for salary program, wherein Messrs. Lento, Malhotra, and DiSanto each elected to receive payment of half of their respective base salary in shares of Limelight’s common stock. Pursuant to this program, on the last trading day of each calendar month, each participant will receive the number of shares of the Limelight’s common stock determined by dividing (i) 1/12th of his or her enrolled salary by (ii) the trailing 30-day closing average of the Limelight’s common stock, rounded up to the nearest whole share. The election by Messrs. Lento, Malhotra and DiSanto is irrevocable, and the program will automatically terminate on the earlier to occur of January 1, 2020, or the date upon which the Limelight’s common stock trades on Nasdaq at $4.00 per share or greater. Once purchased, there is no vesting period for the shares. The shares of common stock will be issued under Limelight’s Amended and Restated 2007 Equity Incentive Plan. The program is designed to comply with the requirements of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Dated: February 4, 2019	By:	/s/ Michael DiSanto
Michael DiSanto SVP, Chief Administrative and Legal Officer & Secretary